EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Valley National Bancorp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, no par value	Other	2,858,275 (2)	$13.15	$37,586,316.25	0.0000927	$3,484.25

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

Total Offering Amounts						$37,586,316.25		$3,484.25

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$3,484.25

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, no par value (“Common Stock”) of Valley National Bancorp (the “Registrant”) as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Represents (i) 2,726,113 shares of Common Stock issuable under certain outstanding stock options granted under the Bank Leumi Le-Israel Corporation 2018 Stock Option Plan, which were assumed by the Registrant and converted into options to acquire shares of Common Stock in connection with the acquisition of Bank Leumi Le-Israel Corporation (“Leumi USA”) by the Registrant on April 1, 2022 and (ii) 132,162 shares of Common Stock issuable in connection with the Registrant’s assumption and conversion of a restricted stock unit award granted to Avner Mendelson pursuant to a restricted stock unit agreement, dated as of January 6, 2022, by and between Avner Mendelson and Leumi USA.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ Stock Market on March 31, 2022, a date within five business days prior to the filing of this registration statement.